Exhibit 4.1

REASSIGNMENT NO. 5 OF RECEIVABLES IN REMOVED ACCOUNTS

This REASSIGNMENT NO. 5 OF RECEIVABLES IN REMOVED ACCOUNTS, dated as of November 7, 2014 (this “Reassignment”), is entered into between RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware, as Transferor (the “Transferor”), and SYNCHRONY CREDIT CARD MASTER NOTE TRUST (the “Buyer”), pursuant to the Transfer Agreement referred to below.

WITNESSETH:

WHEREAS, Transferor and Buyer are parties to the Transfer Agreement, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the Second Amendment to Transfer Agreement, dated as of June 17, 2004, the Third Amendment to Transfer Agreement, dated as of November 21, 2004, the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, the Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, the Sixth Amendment to Transfer Agreement, dated as of May 21, 2008, the Reassignment of Receivables in Removed Accounts and Seventh Amendment to Transfer Agreement, dated as of December 29, 2008, the Reassignment No. 4 of Receivables in Removed Accounts and Eighth Amendment to Transfer Agreement, dated as of February 26, 2009, the Ninth Amendment to Transfer Agreement, dated as of March 31, 2010, and the Tenth Amendment to Transfer Agreement, dated as of March 20, 2012 (as amended, the “Agreement”);

WHEREAS, the Accounts relating to Dillard’s, Inc. and its permitted successors and assigns (collectively, the “Dillard’s Retailers”) under that certain Private Label Credit Card Program Agreement, dated as of August 7, 2004 (as modified, amended or supplemented from time to time, the “Credit Card Program Agreement”), by and between Dillard’s Inc. and Synchrony Bank (formerly known as GE Capital Retail Bank and GE Money Bank) that meet certain eligibility criteria (collectively, the “Dillard’s Accounts”) have been designated for purchase by the Dillard’s Retailers pursuant to the terms of the Credit Card Program Agreement;

WHEREAS, pursuant to the Agreement, Transferor wishes to remove from Buyer all Transferred Receivables owned by Buyer in the Dillard’s Accounts and to cause Buyer to reconvey the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created, from Buyer to Transferor;

WHEREAS, Buyer is willing to accept such designation and to reconvey the Transferred Receivables in the Removed Accounts subject to the terms and conditions hereof; and

WHEREAS, Buyer and Transferor desire to amend the Agreement as set forth herein;

NOW, THEREFORE, Transferor and Buyer hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby, November 7, 2014.

“Removal Cut-Off Date” means, with respect to the Removed Accounts designated hereby, November 6, 2014.

2. Designation of Removed Accounts. All Dillard’s Accounts are designated as Removed Accounts pursuant to this Reassignment. Schedule 1 to this Reassignment, as of the Removal Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(c) of the Agreement.

3. Conveyance of Transferred Receivables. (a) Buyer does hereby transfer, assign, set over and otherwise convey to Transferor, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Buyer in, to and under the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing.

(b) In connection with such transfer, Buyer agrees to execute and deliver to Transferor on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Transferor with respect to the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Buyer of its interest in the Transferred Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Buyer as of the Removal Date:

(a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Early Amortization Event. Transferor reasonably believes that (i) the Transferor has used reasonable efforts to avoid having the removal of the Transferred Receivables existing in the Removed Accounts designated hereby cause an Early Amortization Event to occur with respect to any series, and (ii) no selection procedure believed by Transferor to be materially adverse to the interests of Buyer or any of its creditors has been used in removing Removed Accounts designated hereby from among any pool of Accounts of a similar type (it being understood that Transferor will not be deemed to have used such an adverse selection procedure in connection with any Involuntary Removal) as of the Removal Date; and

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(c) List of Removed Accounts. The list of Removed Accounts attached hereto, is an accurate and complete listing in all material respects of all the Removed Accounts as of the Removal Cut-Off Date.

5. Effectiveness. This Reassignment shall become effective as of the date first written above; provided that (i) Buyer and Transferor shall have executed a counterpart of this Reassignment and (ii) the Rating Agency Condition shall have been satisfied with respect to this Reassignment.

6. Binding Effect; Ratification. (a) On and after the execution and delivery hereof, (i) this Reassignment shall be a part of the Agreement and (ii) each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Agreement, shall mean and be a reference to such Agreement as amended hereby.

(b) Except as expressly amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

7. Miscellaneous. (a) THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Reassignment.

(c) This Reassignment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

8. No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Reassignment is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally but solely as trustee of the Buyer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Buyer is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Buyer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Buyer under this Reassignment or any other related documents.

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IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., Transferor

By: /s/ Andrew Lee__________________________

Name: Andrew Lee__________________________

Title: Vice President_________________________

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SYNCHRONY CREDIT CARD MASTER NOTE TRUST, Buyer

By: BNY MELLON TRUST OF DELAWARE,

       not in its individual capacity but solely
       as Trustee on behalf of the Buyer

By: /s/ Kristine K. Gullo______________________

Name: Kristine K. Gullo _____________________

Title: Vice President_________________________

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Schedule 1

REMOVED ACCOUNTS

[On file with Synchrony Financial.]